Exhibit 99.1

P.O. Box 20103 Kansas City, MO 866.877.2525 • fax 816.713.8810 www.uspremiumbeef.com

Press Release

Stan Linville to Retire as USPB CEO; Board Announces Successor

KANSAS CITY - August 7, 2026 - U.S. Premium Beef, LLC (“USPB” or the “Company”) today announced that Chief Executive Officer, Stan Linville, intends to retire from the Company, effective as of December 26, 2026.

USPB was a brand-new company when Mr. Linville was hired in late 1997 as Chief Operations Officer. Originally from a farm near Holcomb, Kansas, he developed many of the initial cattle delivery and analysis systems. Mr. Linville was named Chief Executive Officer of USPB in 2013 and provided valuable leadership as the Company continued to experience growth and success.

The USPB Board of Directors is pleased to announce that James (Jim) Sellers has been appointed to succeed Mr. Linville as Chief Executive Officer effective December 26, 2026. Prior to such date, Mr. Sellers will hold the title Chief Executive Officer - Elect. Mr. Sellers, originally from Ames, Iowa, completed his undergraduate work at Buena Vista University in Storm Lake, Iowa, and received an MBA from Iowa State University. Mr. Sellers has many years of industry experience, making him the perfect choice to lead USPB into its next chapter of growth. He was most recently the Director of Demand Development for the Beef Value Chain at Land O’Lakes in Arden Hills, MN. Prior to that position, Mr. Sellers served as Key Account Manager, Meat of JBT Marel Corporation (NYSE: JBTM). He also has over 20 years’ experience with Tyson Fresh Meats, Inc., where he held various sales leadership roles. Mr. Sellers, his wife Brenda, and their three daughters will relocate to the Kansas City area.

USPB Board Chairman Mark Gardiner stated, “I am incredibly proud of the resilient foundation USPB has built, and the leadership Stan Linville has provided. We are all very excited that Jim Sellers will be joining USPB, and look forward to his vision and guidance in the future.” Gardiner then encouraged those looking to learn more about getting involved with USPB to call the Media Contact number below.

About USPB

USPB is the nation’s premier beef value-based marketing company. Since 1997, USPB has maintained an ownership position in National Beef Packing Co., LLC (“National Beef’). USPB is a producer-owned and integrated production, processing and beef marketing company. The Company aims to provide its members the opportunity to capture more of the total value of the beef they produce, from the ranch to retail. USPB provides market access, value-based marketing, and information transfer along with ownership in National Beef. USPB has over 2,900 members and associates from 38 different states. More information about USPB is available at www.uspb.com.

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Forward-Looking Statements

This announcement may contain ’‘forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties, many of which are beyond USPB’s control. Forward-looking statements may be identified by the use of words such as “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” and similar expressions. Actual results could differ materially from those contemplated by these forward-looking statements as a result of many factors, including economic conditions generally and in USPB ’s principal markets, the availability and prices of live cattle and commodities, food safety, livestock disease, including the identification of cattle with bovine spongiform encephalopathy (BSE), competitive practices and consolidation in the cattle production and processing industries, actions of domestic or foreign governments (including the imposition or potential imposition of tariffs), the impact of international conflicts, hedging risk, changes in interest rates and foreign currency exchange rates, consumer demand and preferences, the cost of compliance with environmental and health laws, loss of key customers, loss of key employees, labor relations, consolidation among USPB’s customers and other risks described in USPB’s filings with the SEC

In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking information contained in this announcement will in fact transpire. Readers are cautioned not to place undue reliance on these forward-looking statements. USP B does not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this announcement, except as required by law. Additional information regarding these and other factors can be found in the Company’s SEC filings, including, but not limited to, its annual report on Form I 0-K and quarterly reports on Form I 0-Q.

USPB Media Contact:

Tracy Thomas

tracy.thomas@uspb.com

866-877-2525

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